Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-11 (No. 333-220997) of Starwood Real Estate Income Trust, Inc. of our report dated March 25, 2019 relating to the financial statements of the Noble Portfolio, which appears in Starwood Real Estate Income Trust, Inc.’s Current Report on Form 8-K/A dated March 28, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia

April 10, 2019